Exhibit 99.1

AEO Inc. Reports Third Quarter Fiscal 2025 Results Exceeding Expectations; Raises Fourth Quarter Outlook

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Total revenue increased 6% to a record $1.4 billion, driven by total comparable sales increase of 4% with positive results across brands
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Aerie comps +11%, American Eagle comps +1%
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Momentum continues — raises fourth quarter operating income guidance to $155 to $160 million on comp growth of 8% to 9%

December 2, 2025 – PITTSBURGH – (BUSINESS WIRE) – American Eagle Outfitters, Inc. (NYSE: AEO) today announced financial results for the third quarter ended November 1, 2025.

“I’m extremely pleased with the significant trend change across our business reflecting decisive steps taken from merchandising to marketing to operations—all having a positive impact. Record third quarter revenue was highlighted by Aerie’s double-digit comparable sales increase and positive growth at American Eagle, contributing to results that exceeded expectations,” commented Jay Schottenstein, Executive Chairman of the Board and Chief Executive Officer, AEO Inc.

“Strong momentum has continued into the fourth quarter, including an excellent start to the holiday season. We delivered a record-breaking Thanksgiving weekend, led by an acceleration in demand across brands and channels and underscored by outstanding growth at Aerie and Offline. We are focused on finishing the season strong and sustaining our success into 2026 and beyond,” he concluded.

Third Quarter 2025 Results:

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Total net revenue of $1.36 billion increased 6% to last year. Total comparable sales increased 4%.
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Aerie comparable sales grew 11%. American Eagle comparable sales increased 1%.
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Gross profit of $552 million rose 5% from $527 million last year. The gross margin of 40.5% declined 40 basis points to last year.
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The net tariff impact was $20 million or 150 basis points to gross margin. Higher markdowns were largely offset by positive sales and lower costs, including favorability in freight.
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Buying, Occupancy and Warehousing (BOW) expenses leveraged 20 basis points due to positive sales.

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Selling, general and administrative (SG&A) expense of $386 million increased 10% to a rate of 28.4%. The increase was driven by planned investments in advertising, partially offset by leverage in the balance of the expense base.
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Operating profit was $113 million compared to $106 million, or $124 million on an adjusted basis, last year. Operating margin of 8.3% compared to 8.2%, or adjusted operating margin of 9.6%, last year.
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Other income of $14 million included a $13 million unrealized gain on an investment previously disclosed.
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Diluted earnings per share of $0.53 increased 29% to last year and adjusted diluted earnings per share increased 10%. Average diluted shares outstanding were 173 million.

Inventory

Total ending inventory increased 11% to $891 million with units up 8%, reflecting increasing demand, new store openings and improved in-stocks. The inventory cost increase includes the impact of tariffs.

Shareholder Returns

Year-to-date, the company has completed $231 million in share repurchases, all of which occurred in the first half of the fiscal year. This quarter, the company returned $21 million to shareholders via its quarterly cash dividend of $0.125 per share, bringing year-to-date cash dividends to $64 million.

Capital Expenditures

Capital expenditures totaled $70 million in the third quarter, bringing year-to-date spend to $202 million. The company continues to expect 2025 capital expenditures to be approximately $275 million.

Outlook

Based on stronger sales trends, the company is raising its fourth quarter operating income guidance to $155 to $160 million based on comparable sales in the range of positive 8% to 9% with similar growth for total revenue. Previous fourth quarter guidance of operating income of $125 to $130 million was based on comparable sales in the positive low single digits. For the year, adjusted operating income guidance rises to $303 to $308 million, with comparable sales in the low single digits from prior guidance of adjusted operating income of $255 to $265 million on flat comparable sales.

	Fourth Quarter 2025	Fiscal 2025
Comparable Sales	Up 8% to 9%	Low Single Digits
Gross Margin	Down YoY	Down YoY
Net tariff Impact	Approximately $50 million	Approximately $70 million
SG&A	Dollars up Low to Mid Single	Dollars up Low to Mid Single

	Digit	Digit
Depreciation & Amortization	Approximately $56 million	Approximately $216 million
Operating Income	$155 to $160 million	$303 to $308 million*
Tax Rate	Approximately 28%	Approximately 27%
Weighted Average Share Count	Approximately 173 million	Approximately 174 million

* Excludes impairment and restructuring charges of $17 million recorded in the First Quarter 2025, as disclosed in the Company's Form 10-Q filed on June 5, 2025.

Webcast and Supplemental Financial Information

Management will host a conference call today at 4:30 p.m. Eastern Time. To access the live webcast and audio replay, please click here. Additionally, a financial results presentation is posted in the Investor Relations section on AEO’s website, www.aeo-inc.com.

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About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer with a portfolio of beloved apparel brands including American Eagle, Aerie, OFFL/NE by Aerie, Todd Snyder and Unsubscribed. Rooted in optimism, inclusivity and authenticity, AEO’s brands empower every customer to celebrate their unique personal style by offering casual, comfortable, timeless outfitting and high-quality products that are made to last.

AEO Inc. operates stores in the United States, Canada and Mexico, with merchandise available in more than 30 countries through a global network of license partners. Additionally, the company operates a robust e-commerce business across its brands. For more information, visit aeo-inc.com.

Non-GAAP Measures

This press release includes operating income and diluted earnings per share presented on an adjusted or “non-GAAP” basis, which are non-GAAP financial measure. Non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (GAAP) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP information is provided as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. We believe that this non-GAAP information is useful as an additional means for investors to evaluate our operating performance when reviewed in conjunction with our GAAP Consolidated Financial Statements and provides a higher degree of transparency. These amounts are not determined in accordance with GAAP and, therefore, should not be used exclusively in evaluating our business and operations. The table included in this release reconciles the GAAP financial measures to the non-GAAP financial measures discussed above for the 13 weeks ended November 2, 2024. The company is not able to provide a quantitative reconciliation of forward-looking adjusted operating income to the most directly comparable forward-looking GAAP financial measure because the Company is unable to provide a meaningful or accurate reconciliation or estimation of certain reconciling items without unreasonable effort, due to the inherent difficulty in forecasting and quantifying measures that are necessary for such reconciliation.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent management’s expectations or beliefs concerning future events, including, without limitation, the results for fourth quarter and annual fiscal 2025. Words such as “outlook,” "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," “may,” “potential,” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. All forward-looking statements made by the company are inherently uncertain because they are based on assumptions and expectations concerning future events and are subject to change based on many important factors, some of which may be beyond the company’s control. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended February 1, 2025 and in any other filings that we may make with the Securities and Exchange Commission, in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate fluctuations in customer demand and respond to changing consumer preferences and fashion trends and to manage our inventory commensurately; the seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic or attract customers to our stores; our inability to respond to changes in e-commerce and leverage omni-channel capabilities; our inability to execute on our key business priorities; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; the impact that import tariffs and other trade restrictions imposed by the U.S., China or other countries have had, and may continue to have, on our product costs, as well as continued uncertainties with tariffs and other trade restrictions; the possibility that product costs may be affected by other foreign trade issues, such as currency exchange rate fluctuations, increasing prices for raw materials, supply chain issues, political instability or other reasons; challenges with information technology systems, including safeguarding against security breaches; changes to U.S. or other countries' trade policies and tariff and import/export regulations, including, without limitation, uncertainty with respect to the U.S./China trade agreement; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

The use of the “company,” “AEO,” “we,” "us," and “our” in this release refers to American Eagle Outfitters, Inc.

CONTACT

Line Media

412-432-3300

LineMedia@ae.com

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands)	November 1, 2025	November 2, 2024
Assets
Current assets:
Cash and cash equivalents	$112,830	$160,195
Merchandise inventory	891,232	804,256
Accounts receivable, net	245,335	214,114
Prepaid expenses	125,716	118,773
Other current assets	21,917	38,810
Total current assets	1,397,030	1,336,148
Operating lease right-of-use assets	1,570,936	1,237,741
Property and equipment, at cost, net of accumulated depreciation	797,154	745,988
Goodwill, net	225,184	225,196
Non-current deferred income taxes	46,747	88,092
Intangible assets, net	39,756	43,371
Other assets	113,051	59,596
Total assets	$4,189,858	$3,736,132
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$305,268	$283,471
Current portion of operating lease liabilities	319,332	293,006
Accrued compensation and payroll taxes	71,575	90,289
Unredeemed gift cards and gift certificates	55,891	50,161
Accrued income and other taxes	28,847	38,468
Other current liabilities and accrued expenses	73,887	95,620
Total current liabilities	854,800	851,015
Non-current liabilities:
Non-current operating lease liabilities	1,441,904	1,098,197
Long-term debt, net	210,000	—
Other non-current liabilities	57,814	40,322
Total non-current liabilities	1,709,718	1,138,519
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock	—	—
Common stock	2,496	2,496
Contributed capital	378,470	359,348
Accumulated other comprehensive loss	(31,611)	(49,872)
Retained earnings	2,486,281	2,376,077
Treasury stock	(1,210,296)	(941,451)
Total stockholders’ equity	1,625,340	1,746,598
Total liabilities and stockholders’ equity	$4,189,858	$3,736,132

Current Ratio	1.63	1.57

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share amounts)
(unaudited)
	13 Weeks Ended
	November 1, 2025		November 2, 2024
	(In thousands)	(Percentage of revenue)	(In thousands)	(Percentage of revenue)
Total net revenue	$1,362,701	100.0%	$1,289,094	100.0%
Cost of sales, including certain buying, occupancy and warehouse expenses	810,824	59.5	762,470	59.1
Gross profit	551,877	40.5	526,624	40.9
Selling, general and administrative expenses	386,340	28.4	351,380	27.3
Impairment and restructuring charges	-	-	17,561	1.4
Depreciation and amortization expense	52,963	3.8	51,594	4.0
Operating income	$112,574	8.3	$106,089	8.2
Interest expense (income), net	2,144	0.2	(1,246)	(0.1)
Other (income), net	(14,152)	(1.0)	(895)	(0.1)
Income before income taxes	$124,582	9.1	$108,230	8.4
Provision for income taxes	33,238	2.4	28,211	2.2
Net income	$91,344	6.7%	$80,019	6.2%

Basic net income per common share	$0.54		$0.42
Diluted net income per common share	$0.53		$0.41

Weighted average common shares outstanding - basic	168,925		191,630
Weighted average common shares outstanding - diluted	172,860		195,782

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share amounts)
(unaudited)
	39 Weeks Ended
	November 1, 2025		November 2, 2024
	(In thousands)	(Percentage of revenue)	(In thousands)	(Percentage of revenue)
Total net revenue	$3,735,976	100.0%	$3,724,019	100.0%
Cost of sales, including certain buying, occupancy and warehouse expenses	2,361,716	63.2	2,234,260	60.0
Gross profit	1,374,260	36.8	1,489,759	40.0
Selling, general and administrative expenses	1,067,338	28.6	1,030,186	27.7
Impairment and restructuring charges	17,119	0.5	17,561	0.4
Depreciation and amortization expense	159,326	4.2	156,978	4.2
Operating income	$130,477	3.5	$285,034	7.7
Interest expense (income), net	3,844	0.1	(5,414)	(0.1)
Other (income), net	(14,675)	(0.4)	(4,006)	(0.1)
Income before income taxes	$141,308	3.8	$294,454	7.9
Provision for income taxes	37,230	1.0	69,420	1.9
Net income	$104,078	2.8%	$225,034	6.0%

Basic net income per common share	$0.60		$1.16
Diluted net income per common share	$0.59		$1.14

Weighted average common shares outstanding - basic	173,087		193,908
Weighted average common shares outstanding - diluted	175,789		198,201

AMERICAN EAGLE OUTFITTERS, INC.
NET REVENUE BY SEGMENT
(unaudited)
	13 Weeks Ended		39 Weeks Ended
(In thousands)	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Net Revenue:
American Eagle	$853,729	$831,914	$2,348,000	$2,384,295
Aerie	461,989	410,442	1,250,861	1,198,741
Other	54,624	56,562	160,117	169,002
Intersegment Elimination	(7,641)	(9,824)	(23,002)	(28,019)
Total Net Revenue	$1,362,701	$1,289,094	$3,735,976	$3,724,019

AMERICAN EAGLE OUTFITTERS, INC.
STORE INFORMATION
(unaudited)
	13 Weeks Ended	39 Weeks Ended
	November 1, 2025	November 1, 2025
Consolidated stores at beginning of period	1,185	1,172
Consolidated stores opened during the period
AE Brand (1)	3	6
Aerie (incl. OFFL/NE) (2)	5	14
Todd Snyder	—	4
Unsubscribed	—	2
Consolidated stores closed during the period
AE Brand (1)	(2)	(3)
Aerie (incl. OFFL/NE) (2)	(1)	(5)
Unsubscribed	—	—
Total consolidated stores at end of period	1,190	1,190

Stores by Brand
AE Brand (1)	830
Aerie (incl. OFFL/NE) (2)	329
Todd Snyder	23
Unsubscribed	8
Total consolidated stores at end of period	1,190

Total gross square footage at end of period (in '000)	7,306	7,306

International license locations at end of period (3)	368	368

(1) AE Brand includes AE stand alone locations, AE/Aerie side-by side locations, AE/OFFL/NE side-by-side locations, and AE/Aerie/OFFL/NE side-by-side locations.
(2) Aerie (incl. OFFL/NE) includes Aerie stand alone locations, OFFL/NE stand alone locations, and Aerie/OFFL/NE side-by-side locations.
(3) International license locations (retail stores and concessions) are not included in the consolidated store data or the total gross square footage calculation.

GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
	13 Weeks Ended
	November 2, 2024
	Operating Income	Provision for Income Taxes	Net Income	Earnings per Diluted Share
GAAP Basis	$106,089	$28,211	$80,019	$0.41
% of Revenue	8.2%		6.2%

Add: Impairment and restructuring charges (1)	$17,561		$12,983	$0.07

Tax effect of the above (2)		$4,578

Non-GAAP Basis	$123,650	$32,789	$93,002	$0.48
% of Revenue	9.6%		7.3%

The following footnotes relate to the impairment and restructuring charges recorded in the 13 weeks ended November 2, 2024:

(1) The Company recorded restructuring costs of $10.7 million related to employee severance, as well as impairment and restructuring costs of $6.8 million related to the sale of its Hong Kong retail operations to a third party buyer.

(2) The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.